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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383,
333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82569, 333-84419,
333-88813, 333-88819 and 333-91621) of General Growth Properties, Inc., the Registration Statements (Form S-8 Nos. 33-79372, 333-07241, 333-28449, and 333-74461) pertaining to the General Growth Properties, Inc. 1993 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-11237) pertaining to the General Growth Management Savings Plan, and the Registration Statement (Form S-8 No. 333-79737) pertaining to the General Growth Properties, Inc. Employee Stock Purchase Plan, of our report dated December 20, 1999 with respect to the Combined Statement of Revenue and Certain Expenses of Alderwood Mall, Carolina Place Mall and Montclair Plaza for the year ended December 31, 1998 included in this current report on Form 8 K/A.



Ernst & Young LLP


Chicago, Illinois
January 11, 2000